Exhibit 99.1
For Immediate Release
Date: April 6, 2011

Contacts:	Patrick J. Sullivan	Paul H. Bruce
	President	Chief Financial Officer
Phone:	413-445-3554	413-445-3513
Email:	pat.sullivan@legacybanks.com	paul.bruce@legacybanks.com
Legacy Bancorp, Inc. First Quarter 2011 Earnings and Conference Call
PITTSFIELD, MASSACHUSETTS (April 6, 2011): Legacy Bancorp, Inc. (the “Company”) (NASDAQ:LEGC), the holding company for Legacy Banks (the “Bank”), will announce the first quarter 2011 earnings on Thursday April 28, 2011 at approximately 5:00 p.m. (Eastern Time). Investors and analysts are invited to participate in a conference call beginning at 10:00 a.m. (Eastern Time) on Friday April 29, 2011. J. Williar Dunlaevy, Chairman and CEO, Patrick J. Sullivan, President and Paul H. Bruce, CFO, will review the first quarter results and take your questions. Conference call information is as follows:

Domestic Dial-in:	877-407-0778
International Dial-in:	201-689-8565
The conference call playback will be available after 6:00 p.m. on Friday April 29, 2011 through May 29, 2011.

Playback Toll-Free DIRECT- 877-660-6853
Playback International DIRECT — 201-612-7415
Playback Account #: (Required) — 286
Playback Conference ID #: (Required) — 370544
The conference call will be Webcast live at www.legacybanks.com, and will be available until July 29, 2011.
This release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that adversely affect Legacy Banks’ interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect Legacy Bancorp’s operations.